UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 21, 2001



                        FELCOR LODGING TRUST INCORPORATED
             (Exact name of registrant as specified in its charter)



          Maryland                         1-14236               72-2541756
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
        incorporation)                                       Identification No.)


     545 E. John Carpenter Freeway
           Suite 1300
           Irving, Texas                                           75062
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (972) 444-4900



          (Former name or former address, if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosure

         FelCor Lodging Trust Incorporated, a Maryland corporation ("FelCor"), and FelCor Lodging Limited Partnership, a Delaware limited partnership ("FelCor OP"), entered into an Agreement and Plan of Merger, dated as of May 9, 2001 (the "Merger Agreement") with MeriStar Hospitality Corporation, a Maryland corporation ("MeriStar"), and MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership ("MeriStar OP"). On August 16, 2001, FelCor, FelCor OP, MeriStar and MeriStar OP entered into a First Amendment (the "First Amendment") to the Merger Agreement and added FelCor Mergesub, L.L.C., a Delaware limited liability company ("FelCor Mergesub"), as a party to the Merger Agreement. FelCor, FelCor OP, FelCor Mergesub, MeriStar, and MeriStar OP have agreed to terminate the Merger Agreement and their merger plans in accordance with the terms of a Termination Agreement dated September 21, 2001 (the "Termination Agreement"), which is attached to this report as Exhibit 2.1. FelCor and MeriStar have issued a press release dated as of September 21, 2001 relating to the Termination Agreement, which is attached to this report as
Exhibit 99.1.

         In accordance with the requirements of the indenture governing FelCor's outstanding $600 million in 8-1/2% Senior Notes Due 2011, FelCor plans to redeem $300 million in principal amount of these Notes. The redemption price will be at 101% of the principal amount being redeemed plus accrued interest. This redemption is required as a result of the termination of FelCor's merger with MeriStar Hospitality Corporation. These notes were issued by FelCor on June 4, 2001 in anticipation of the merger. Since that time, FelCor has held $316 million of the net proceeds from the sale of the notes in a restricted proceeds account to fund this special redemption.

         In its Form 10-K annual report for the year ended December 31, 2000, FelCor published a description of various cautionary factors that may affect its future results of operations. As a result of developments since the terrorist attacks on September 11, 2001, FelCor has determined to supplement those cautionary factors with the following:

         The terrorist attacks in New York City and Washington, D.C. on September 11, 2001 have caused a disruption in travel-related businesses in the United States. Consistent with the rest of the lodging industry, FelCor is currently experiencing a decline in occupancies due to the decline in travel. FelCor is unable to predict whether this adverse impact is only temporary or of more lasting duration. Military actions against terrorists, new terrorist attacks, actual or threatened, and other political events may cause a lengthy period of uncertainty that could continue to adversely affect the lodging industry, including FelCor, as a result of customer reluctance to travel. Even absent new events that create uncertainty, it may take some period of time for travel to return to a more normal level.

Item 7.  Financial Statement and Exhibits

(a)      Financial statements of businesses acquired.

         Not applicable.

         (b) Pro forma financial information.

                                       2
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         Not applicable.

         (c) Exhibits.

         The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

            Exhibit
            Number                  Description of Exhibit
            -------                 ----------------------

               2.1 Termination Agreement among FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership, FelCor Mergesub, MeriStar Hospitality Corporation and MeriStar Hospitality Operating Partnership, L.P. dated as of September 21, 2001

               99.1           Press Release dated as of September 21, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     FELCOR LODGING TRUST INCORPORATED



Date:   September 24, 2001           By: /s/ Richard J. O'Brien
                                        ---------------------------------
                                        Richard J. O'Brien
                                        Executive Vice President and
                                        Chief Financial Officer

                                INDEX TO EXHIBITS

              Exhibit
              Number                    Description of Exhibit
              ------                    ----------------------

               2.1 Termination Agreement among FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership, FelCor Mergesub, MeriStar Hospitality Corporation and MeriStar Hospitality Operating Partnership, L.P. dated as of September 21, 2001

               99.1           Press Release dated as of September 21, 2001